KPMG LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402







                            INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Advantus Horizon Fund, Inc.:


We consent to the use of our report dated November 5,1999 incorporated by reference herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "FINANCIAL STATEMENTS" in Part B of the
Registration Statement.

                                         KPMG LLP


Minneapolis, Minnesota
January 13, 2000